                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant                /X/
Filed by a Party other than the Registrant        / /
Check the appropriate box:

/ /      Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                           DESTRON FEARING CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):

/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

                  --------------------------------------------------
         5) Total fee paid:

                  --------------------------------------------------

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:

                  --------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------
         3)       Filing Party:

                  --------------------------------------------------
         4)       Date Filed:

                  --------------------------------------------------

                           DESTRON FEARING CORPORATION
                               490 Villaume Avenue
                         South St. Paul, Minnesota 55075
                                 (612) 455-1621

                      -------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 17, 2000
                      -------------------------------------


TO THE STOCKHOLDERS OF DESTRON FEARING CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Destron Fearing Corporation, a Delaware corporation (the "Company"), will be held on Thursday, February 17, 2000 at 3:30 p.m. (local time) at Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota 55402 for the following purposes:

         1.       To elect nine directors of the Company.

         2. To consider and act upon a proposal to amend the Company's 1992 Nonemployee Director Stock Option Plan.

         3. To consider and act upon a proposal to approve the grant of Common Stock purchase options on December 10, 1999 to the nonemployee members of the Company's Board of Directors.

         4. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 2000.

         5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only holders of record of the Company's Common Stock at the close of business on January 10, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Each of you is invited to attend the Annual Meeting in person, if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

                                             By Order of the Board of Directors

                                             /s/ James P. Santelli

                                             James P. Santelli, SECRETARY
January 18, 2000
 -------------------------------------------------------------------------------
     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE
                  PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
 -------------------------------------------------------------------------------

                           DESTRON FEARING CORPORATION
                               490 Villaume Avenue
                         South St. Paul, Minnesota 55075
                                 (612) 455-1621

                  --------------------------------------------
                                 PROXY STATEMENT
                  --------------------------------------------

                             SOLICITATION OF PROXIES

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Destron Fearing Corporation, a Delaware corporation ("Company"), for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on February 17, 2000 and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 18, 2000.

         The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

                         VOTING AND REVOCATION OF PROXY

         Only holders of record of the Company's Common Stock, par value $.01 per share ("Common Stock"), at the close of business on January 10, 2000, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, 13,489,797 shares of the Company's Common Stock were outstanding. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the shares of the Company's Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.

         Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted (i) FOR the election of the nominees for the Board of Directors named in this Proxy Statement, (ii) FOR amending the Company's 1992 Nonemployee Director Stock Option Plan, (iii) FOR approving the grant of Common Stock purchase options on December 10, 1999 to the nonemployee members of the Company's Board of Directors, and (iv) FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 2000. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

         The election of the directors set forth in Proposal 1 requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected. With respect to Proposals 2, 3 and 4, if a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve such matters. If a proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote on the matter, but will not be considered to have been voted in favor of such matter. Similarly, broker non-votes are also considered for purposes of determining a quorum at the Annual Meeting, but they will not be considered to have been voted for or against any matter for which the broker does not have discretionary voting authority and for which the broker has not received specific voting instructions from the beneficial owner.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) giving written notice of such revocation to the Secretary of the Company before or at the Annual Meeting, (ii) delivering another written proxy bearing a later date, or (iii) attending the Annual Meeting AND voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's Bylaws provide that the Board of Directors shall consist of one or more members. The Board of Directors currently consists of nine members. Each Director is elected to serve until the next annual meeting of stockholders or until their earlier resignation, death or removal.

         Stockholders will be asked at the Annual Meeting to elect nine Directors. The Board has nominated the nine individuals named below to serve as Directors of the Company. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of the nominees named below. Each of the nominees named below is now a Director of the Company and has served continuously as a Director since the month and year indicated. Such nominees collectively comprise the entire Board. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.


NAME                                POSITIONS WITH THE COMPANY    AGE      DIRECTOR SINCE
----                                --------------------------    ---      --------------
Randolph K. Geissler                President, Chief Executive    39       November 1993
                                    Officer and Director

Thomas J. Patin                     Director, Executive Vice      54       September 1998
                                    President and General
                                    Counsel

Kenneth D. Larson                   Director and Chairman of      59       August 1994
                                    the Board

Stanley Goldberg                    Director                      53       April 1997

John R. Beattie                     Director                      51       September 1998

David A. Henderson                  Director                      47       April 1994

Gary S. Kohler                      Director                      43       September 1998

Douglas M. Pihl                     Director                      60       June 1997

Richard E. Jahnke                   Director                      51       April 1997


STOCKHOLDER APPROVAL

         The affirmative vote of a plurality of the shares of Common Stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.


                        INFORMATION CONCERNING DIRECTORS
                             AND EXECUTIVE OFFICERS

DIRECTORS

         Each nominee for election to the Company's Board of Directors is presently serving as a Director of the Company. The following discussion sets forth certain information concerning the nominees for Directors of the Company.

         RANDOLPH K. GEISSLER has served as President and Chief Executive Officer of the Company since November 12, 1993 and as Chairman from February 1997 until December 10, 1999. He was Interim Chief Executive Officer from March 1, 1993 until November 12, 1993 pursuant to a transition services agreement in conjunction with the merger of a wholly-owned subsidiary of the Company and Fearing Manufacturing Co., Inc. ("Fearing") in November 1993. Fearing now is a wholly-owned subsidiary of the Company. Mr. Geissler is also the President and Chief Executive Officer of Fearing, a position that he has held since 1987. Prior to 1987, he held a variety of positions with Fearing, including sales representative, production manager and director of research.

         THOMAS J. PATIN has been a Director of the Company since September 1998 and has served as Executive Vice President and General Counsel since December 10, 1999. From October 1998 until December 10, 1999, Mr. Patin served as a consultant to the Company. Mr. Patin has served as the President and a Director of TR Restaurants of Bloomington, Inc. from 1988 to present. Mr. Patin also served as General Counsel for Gaming Corporation of America from August 1992 to December 1995.

         KENNETH D. LARSON has been a Director of the Company since August 1994 and was appointed as Chairman on December 10, 1999. Mr. Larson served as President and Chief Operating Officer and as a Director of Polaris Industries, Inc. ("Polaris") from July 1989 until his retirement in September 1998. Polaris is a publicly-held company that designs, engineers, manufactures, and markets snowmobiles, all-terrain vehicles (ATVs), and personal watercraft for recreational and utility use. In addition to the Company, Mr. Larson currently serves as Chairman and Director of Restaurant Technologies, Inc., a private company, and Director of Featherlite Manufacturing, Inc., a publicly-held company.

         STANLEY GOLDBERG has been a Director of the Company since April 1997. He is Chairman and a Director of Verdant Brands Incorporated (formerly named Ringer Corporation) ("Verdant"), which is a publicly-held company that develops, manufactures, and markets pesticides for the retail and commercial marketplace. He has been a Director of Verdant since 1992. He was Chief Executive Officer of Verdant from 1993 until December 1999 and was President from 1992 until December 1999.

         JOHN R. BEATTIE has been a Director of the Company since September 1998. Mr. Beattie has been an attorney and shareholder at the law firm of Messerli & Kramer since January 1996. From 1978 through 1995, Mr. Beattie was an attorney and shareholder with the law firm of Larkin, Hoffman, Daly & Lindgren, Ltd.

         DAVID A. HENDERSON has been a Director of the Company since April 1994. He has been President of Cherry Tree & Co., a privately-held investment banking firm, since January 1997. He also is the Managing General Partner of Founding Partners II Limited Partnership, a privately-held venture capital firm, and has held that position since April 1990. Mr. Henderson was previously an Executive Vice President of Cherry Tree Investment Company, which manages approximately $87 million of venture capital funds. In addition to the Company, he currently serves as a Director of Sagebrush Corporation, The Gift Certificate Center, Inc., and Cherry Tree & Co., which are privately-held companies.

         GARY S. KOHLER has been a Director of the Company since September 1998. Mr. Kohler has served as Chairman of the Board of Directors of Choicetel Communications, Inc. since its inception in 1989. Mr. Kohler also has been Director of Research at Whitebox Advisors, an investment management company, since November 1999. From December 1998 to November 1999, Mr. Kohler was employed as a Managing Director of John J. Kinnard & Co., Inc., an investment banking and securities brokerage firm. Prior to that and since 1984, Mr. Kohler was employed as Vice President of Okabena Company, a private holding company. Mr. Kohler also serves on the board of Northwest Mortgage Services, Inc., Health EZ, Inc. and Freedom Nation Financial, Inc.

         DOUGLAS M. PIHL has been a Director of the Company since June 1997. Mr. Pihl has been a director of Vital Images, Inc. since May 1997, its Chairman of the Board since December 1997 and its Chief Executive Officer from February 1998 until January 2000. Vital Images, Inc. is a publicly-held company which develops and markets visualization software and workstations for medical diagnosis, planning and research. He has also been a private investor since August 1996. Mr. Pihl was President, Chief Executive Officer, and a Director of NetStar, Inc. from May 1992 until it was acquired by Ascend Communications, Inc. in August 1996. NetStar, Inc. was a publicly-held company that designed, manufactured and marketed high-performance computer networking equipment. Mr. Pihl also serves as a Director of Astrocom Corporation, a publicly-held company, and as a Director of RocketChips, Inc. and LSC Corporation, which are private companies.

         RICHARD E. JAHNKE has been a Director of the Company since April 1997. Mr. Jahnke is currently the President, Chief Executive Officer and a member of the Board of Directors of Angeion Corporation, a publicly-held medical devices company. From August 1998 until January 2000, he served as President and Chief Executive Officer of Medical Graphics, Inc., a publicly-held provider of non-invasive medical diagnostic systems which was acquired by Angeion Corporation in December 1999. From 1993 through March 1998 he served as President and Chief Operating Officer and as a member of the Board of Directors of CNS, Inc., a publicly-held company that designs, manufactures and markets consumer and health care products. From 1991 to 1993, he was Executive Vice President and Chief Operating Officer of Lemna Corporation, which manufactures and sells waste water treatment systems. In addition to serving on the Boards of the Company and CNS, Inc., Mr. Jahnke is a Director or Rehabilicare, Inc., a publicly-held manufacturer of medical devices.

         Directors of the Company are elected annually to serve until the next annual meeting of stockholders or until their earlier resignation, death or removal. There is no family relationship between any of the directors or executive officers of the Company.

BOARD COMMITTEES AND ACTIONS

         During the twelve months ended September 30, 1999, the Board of Directors met four times. Each nominee Director attended at least 75% of the total number of meetings of the Board held during fiscal 1999.

         The Compensation Committee of the Board of Directors, established in August 1994, reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and senior management of the Company and administers the Option Plan. The Compensation Committee met four times during fiscal 1999. The members of the Compensation Committee in fiscal 1999 were Stanley Goldberg, Chairman, Richard E. Jahnke and Douglas M. Pihl.

         The Audit Committee of the Board of Directors, established in August 1994, reviews the scope and results of the Company's annual audit and other accounting related matters. The Audit Committee met twice during fiscal 1999. The members of the Audit Committee in fiscal 1999 were David A. Henderson, Chairman, and Kenneth D. Larson.

         The Board of Directors presently does not have a nominating committee.

         Nonemployee Directors of the Company each currently receives a $500 fee for each Board meeting he attends and an additional $500 for each meeting he attends of a Board committee of which he is a member. Under this arrangement, the following nonemployee Directors received the following amounts during fiscal 1999: Mr. Henderson - $3,500; Mr. Larson - $3,500; Mr. Goldberg - $2,250; Mr. Jahnke - $2,250; Mr. Pihl - $2,250; Mr. Beattie - $2,500; Mr. Kohler - $2,500; Mr. Patin - $2,500. Additionally, all Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors, the Compensation Committee and the Audit Committee (but only if the meetings are held on different days). Nonemployee Directors of the Company are granted stock options in connection with their service as Directors. See "Information Concerning Directors and Executive Officers -- Stock Option Plans."

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

         The following discussion sets forth information about Messrs. James
P. Santelli, William J. Battista, Robert C. Calgren and Ezequiel M. Mejia, who are executive officers and members of senior management of the Company but are not Directors.


NAME                                POSITIONS WITH THE COMPANY         AGE     EMPLOYED SINCE
----                                --------------------------         ---     --------------
James P. Santelli                   Vice President - Finance,          52      September 1999
                                    Chief Financial Officer,
                                    Secretary and Treasurer

William J. Battista                 Vice President - North             50       August 1993
                                    American Sales

Robert C. Calgren                   Controller                         53       August 1993

Ezequiel M. Mejia                   Director of Engineering            56       April 1994


         JAMES P. SANTELLI has been Vice President - Finance, Chief Financial Officer, Secretary and Treasurer of the Company since September 1999. From October 1998 until September 1999, he was Chief Operating Officer of Doorlite, Inc., a manufacturer of specialty door glass with approximately $40 million in annual revenues. From November 1995 until October 1998, Mr. Santelli was Chief Financial Officer and Vice President, Finance of Hartzell Manufacturing, Inc., a manufacturer of custom plastic injected and metal die cast parts with approximately $90 million in annual revenue. From December 1994 until November 1995, he was a Strategy Consultant for Continental Financial Management Corp., which was a start-up asset financing company.

         WILLIAM J. BATTISTA has been Vice President -- Fearing Division of the Company since January 1997. He joined Fearing Corporation ("Fearing") in October 1986, serving as Eastern Regional Sales Manager from October 1986 to October 1989, as National Sales Manager from October 1989 to August 1993, and as Vice President -- North American Sales from August 1993 to January 1997. Fearing was acquired by the Company in a merger transaction effective in November 1993.

         ROBERT C. CALGREN has been Controller of the Company since August 1993. From February 1991 until August 1993, he served as Controller of Fearing.

         EZEQUIEL M. MEJIA has been the Director of Engineering for the Company since April 1994. From October 1993 to April 1994, Mr. Mejia served as Engineering Manager for Sigmatek Security.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned by Randolph
J. Geissler, the President and Chief Executive Officer of the Company, and the other most highly compensated executive officer of the Company whose salary and bonus exceeded $100,000 in fiscal 1999 (the "Named Executive Officers"), for each of the years ended September 30, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE


                                                                                       Long-Term Compensation
                                         Annual Compensation                                  Awards
                          -----------------------------------------------------      ------------------------
                                                                     Other           Restricted
         Name and                                                   Annual              Stock                           Other
    Principal Position    Year    Salary ($)     Bonus($)     Compensation($)(1)     Award(s)($)    Options(#)     Compensation(2)
    ------------------    ----    ----------     --------     ------------------     -----------    ----------     ---------------
Randolph K. Geissler      1999    $  129,473   $ 25,000(3)            N/A                N/A            N/A            $ 3,750
   President and Chief    1998       131,476       N/A                N/A                N/A          50,000             3,120
   Executive              1997       126,875       N/A                N/A                N/A          50,000             3,744
   Officer

William J. Battista       1999    $  128,699       N/A                N/A                N/A          30,000           $ 2,166
   Vice President -       1998       127,578       N/A                N/A                N/A          20,000             1,083
   Fearing Division       1997       108,016       N/A                N/A                N/A          20,000             1,300


------------------------------

(1) The aggregate amount of perquisites and other personal benefits, securities or property received by Mr. Geissler in each of the fiscal years ended September 30, 1997, 1998 and 1999 was less than $50,000, or 10% of his annual salary.

(2) Consists of contributions made by the Company under its Section 401(k) Deferred Compensation Plan. See "Information Concerning Directors and Executive Officers -- Retirement Savings Plan."

(3)      Earned in fiscal 1999 and paid in fiscal 2000.


         The following information is furnished with respect to stock options exercised in fiscal 1999 and held as of September 30, 1999 by each of the Named Executive Officers.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)


                                                                     Number of Unexercised         Value of Unexercised
                                                                          Options at             in-the-Money Options at
                                                                     September 30, 1999(2)       September 30, 1999(2)(3)
                                      Shares                         ---------------------       ------------------------
                                    Acquired on       Value
                                     Exercise        Realized            Exercisable/                  Exercisable/
              Name                      (#)             ($)            Unexercisable (#)            Unexercisable ($)
              -----                --------------   -----------        -----------------            -----------------
Randolph K. Geissler..........           0              N/A              157,500/37,500              $51,337/$13,312

William J. Battista...........           0              N/A               80,000/37,500              $19,987/$26,475


------------------------------

(1) The information presented is as of and for the twelve months ended September 30, 1999.

(2) The options were granted under the Option Plan (described below). See "Information Concerning Directors and Executive Officers -- Stock Option Plans." The options vest and become exercisable in four equal installments on the grant date and the first, second and third anniversaries of the grant date during the term of employment with the Company and expire ten years from the date of grant.

(3) Consists of the difference between the exercise price of the options and the $2.22 per share closing sales price of the shares of Common Stock underlying the options on September 30, 1999 as quoted on The Nasdaq SmallCap Market and reported by the National Association of Securities Dealers, Inc. ("NASD").

RETIREMENT SAVINGS PLAN

         All non-bargaining unit personnel of the Company are eligible to participate in the Company's Section 401(k) Deferred Savings Plan ("401(k) Plan") established on January 1, 1989. Salary deferrals not in excess of 15% of the participant's annual compensation up to the maximum permitted by the Internal Revenue Code of 1986, as amended ("Code") (presently $10,000), may be contributed to the trust for the 401(k) Plan and invested in various investment funds. The 401(k) Plan permits, but does not require, contributions by the Company on behalf of all participants in the 401(k) Plan equal to $0.50 for each $1.00 contributed by an employee up to a maximum amount equal to 6% of the employee's wages. The contributions made under the 401(k) Plan by the Company during fiscal 1999 on behalf of the executive officers in the Summary Compensation Table are described therein.

STOCK OPTION PLANS

OPTION PLAN

         The officers and employees of the Company are eligible to receive grants of stock options under an employee stock option plan adopted by the Company in 1992 (the "Option Plan"). The purpose of the Option Plan is to advance the interests of the Company through the motivation, attraction and retention of its employees. The Option Plan currently authorizes the grant of options to purchase an aggregate of 2,300,000 shares of Common Stock. All persons who are employees of the Company, including directors who are employees, are eligible to participate in the Option Plan. The Option Plan provides for the grant of incentive (statutory) stock options ("ISOs"), as defined in Section 422 of the Code, and nonincentive (nonstatutory) stock options ("NSOs").

         The Option Plan provides that a committee of disinterested directors, which is currently the Compensation Committee, will grant options and otherwise administer the Option Plan. The principal criteria for determining the number of shares upon which options are granted to an employee are the amount of cash compensation paid to such employee, the employee's level of responsibility and the employee's job performance.

         During the twelve months ended September 30, 1999, options to purchase 357,500 shares were granted under the Option Plan at a weighted average exercise price of $1.73. As of September 30, 1999, there were options to purchase 974,500 shares outstanding under the Option Plan at a weighted average exercise price of $2.31 per share.

1992 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

         On July 31, 1992, the Company's stockholders approved the Nonemployee Director Stock Option Plan (the "Director Plan"). The Director Plan is described in "Proposal 2: Approval of Amendments to Director Stock Option Plan."

CONSULTANTS' STOCK OPTION PLAN

         The Board of Directors adopted a Consultants' Stock Option Plan ("Consultants' Plan") on October 16, 1992. Under the Consultants' Plan, options may be granted to consultants of the Company, including Directors of the Company who are not employees, at such prices (which may be less than the fair market value on the date of grant) and on such terms as the Board of Directors or the Committee administering the Consultants' Plan approves at the time of grant. Options granted under the Consultants' Plan do not qualify as incentive stock options under the Code. The aggregate maximum number of shares as to which options may be granted under the Consultants' Plan is 500,000. During the twelve months ended September 30, 1999, no options were granted under the Consultants' Plan. As of September 30, 1999, there were no options outstanding under the Consultants' Plan.

CERTAIN TRANSACTIONS

         In March 1993, the Company entered into an agreement with Randolph
K. Geissler under which it agreed to pay him $40,000 per year, on an annualized basis, to act as Interim Chief Executive Officer of the Company. Effective November 12, 1993, the Company entered into an Employment Agreement with Mr. Geissler, the Company's President and Chief Executive Officer, which replaced the interim employment agreement and provides for an annual base salary of $125,000 and an initial term of employment expiring on November 12, 1995. The term will be extended for successive one-year periods on November 12 of each year beginning in 1995 unless Mr. Geissler or the Company provides written notice to the other of his or its intention not to extend. The Employment Agreement provides that in the event of early termination by the Company for any reason other than death, disability or termination for good cause during the initial two-year term, the Company will pay severance compensation in an amount equal to 24 months' base salary. If the termination occurs after the initial two-year period, the severance compensation will be equal to one and one-half months' base salary for every year Mr. Geissler has been employed by the Company or by Fearing up to a maximum of 24 months' base salary.

         On September 9, 1999, the Company entered into an Employment Agreement with James P. Santelli to serve as Vice President - Finance, Chief Financial Officer, Secretary and Treasurer of the Company. The Employment Agreement provides that the Company initially will pay to Mr. Santelli a base salary at the rate of $125,000 per year. In addition, Mr. Santelli received a signing bonus under the Agreement of $10,000. The Agreement with Mr. Santelli provides for an initial term of employment expiring on September 9, 2000, with the term being automatically extended for successive one-year periods on September 9 of each year, beginning in 2000, unless Mr. Santelli or the Company provides written notice to the other of his or its intention not to extend the term. The Employment Agreement with Mr. Santelli provides that if Mr. Santelli's employment by the Company is terminated by the Company other than as a result of Mr. Santelli's wrongdoing or if it is terminated by Mr. Santelli for "Good Reason" (which generally consists of a material breach of the Agreement by the Company not caused by Mr. Santelli), the Company will pay to Mr. Santelli his then effective base salary and continue to provide benefits to him for a period of twelve months from the date of termination of employment. The Company's Employment Agreement with Mr. Santelli includes confidentiality and noncompetition clauses.

         As provided in the Employment Agreement with Mr. Santelli, on September 9, 1999, the Company granted to him a ten-year option under the Option Plan to purchase 140,000 shares of Common Stock for $2.4375 per share, which was the closing sale price of Common Stock as reported on The Nasdaq SmallCap Market on September 9, 1999. The option vested as to 2,042 shares on October 1, 1999, vests as to an additional 2,917 shares on the first day of every calendar month for the period from November 1, 1999 through August 1, 2003, and will vest as to 3,776 shares on September 1, 2003. If Mr. Santelli's employment with the Company terminates for any reason other than his disability, the option will be exercisable to the extent vested as of the termination date until the earlier of three months from such date or ten years after the date the option was granted. If Mr. Santelli's employment terminates because of his disability, the option will be exercisable to the extent vested as of the termination date until the earlier of 12 months from such date or ten years after the date the option was granted.

         On December 10, 1999, the Company's Board of Directors elected Mr. Kenneth D. Larson as Chairman of the Board of Directors of the Company. Also on that date, the Company granted to each of Thomas J. Patin, Stanley Goldberg, John R. Beattie, David A. Henderson, Gary S. Kohler, Douglas M. Pihl and Richard E. Jahnke, who were then the nonemployee Directors of the Company who do not hold the position of Chairman, a fully-vested option to acquire 15,000 shares of the Company's Common Stock. Also on December 10, 1999, the Company granted to Mr. Larson, as a nonemployee Director who is Chairman, a fully-vested option to acquire 30,000 shares. The options have a term of five years, and the exercise price of the options was set at the closing sale price of the Common Stock as reported on The Nasdaq SmallCap Market on December 10, 1999, which was $2.31 per share. The options were not granted under the Director Plan. See "Proposal 3: Approval of Options Granted on December 10, 1999."

         In October 1998, the Company retained Thomas J. Patin, a director, as a consultant. In that capacity, Mr. Patin was paid compensation at the rate of $10,000 per month and, during fiscal 1999, he was paid a total of $119,116. The consulting arrangement with Mr. Patin terminated when he was appointed as the Company's Executive Vice President and General Counsel on December 10, 1999.

         During the fiscal years 1997, 1998 and 1999, the Company purchased marketing products and services from Battista & Co. in amounts of $62,210, $43,741, and $35,959, respectively. Battista & Co. is owned by the brother of William J. Battista, an officer of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Decisions and recommendations regarding compensation paid and options granted to the Company's executive officers in fiscal 1999 were made by the Compensation Committee consisting of Stanley Goldberg, Chairman, Richard E. Jahnke, and Douglas M. Pihl, each of whom is a non-employee director of the Company. See "Report of the Compensation Committee." Randolph
K. Geissler, the only executive officer of the Company who serves on the Board of Directors, abstains from voting on compensation matters affecting his compensation.

                      REPORT OF THE COMPENSATION COMMITTEE

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this Proxy Statement, the following report and the performance graph which follows shall not be deemed to be incorporated by reference into any such filings.

         The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors of the Company. For fiscal 1999, the Committee consisted of Stanley Goldberg, Chairman of the Committee, Richard E. Jahnke and Douglas M. Pihl. The Committee is responsible for assuring that compensation for executives is consistent with the Company's compensation philosophy. The Committee also administers and makes grants under the Company's Option Plan with respect to the Company's executive officers.

         The Company's executive compensation program is based on a pay-for-performance philosophy. Under the Company's program, an executive's compensation consists of two components: base salary and long-term incentives (consisting of stock options). Base salary is determined by an assessment of the executive's sustained performance against his or her individual job responsibilities, including the impact of such performance on the business results of the Company, as well as the level of achievement of annual performance targets, including pre-tax earnings and other performance targets related to business functions under the executive's direction. Annual performance targets are based upon the Company's annual strategic plan as reviewed by the Board of Directors.

         The Company's long-term incentives are in the form of stock options. The objectives of these awards are to advance the longer term interests of the Company and its stockholders, complement incentives tied to annual performance, and align the interests of executives more closely with those of stockholders. The Company also believes that the entrepreneurial character of its executives makes the long-term incentives provided by its stock option program especially significant in the motivation and retention of its executives. The number of stock options awarded to an executive is based on the executive's position and his or her performance in that position. The stock options granted to the Company's executives, including those granted to Mr. Geissler, vest over a three-year period, and each option is exercisable, to the extent it has vested, over a ten-year period following the date of its grant.

         Mr. Geissler's base salary results from his participation in the same compensation program as the other executives of the Company. His base salary is reviewed periodically, and it was increased in fiscal 1997, 1998 and 1999. The stock options granted to Mr. Geissler in 1997, 1998 and 1999 reflect the Company's compensation philosophy of providing long-term incentives aligned with the interests of stockholders. In addition, for fiscal 1999, the Compensation Committee awarded to Mr. Geissler a $25,000 bonus because of the Company's record financial performance in that year.

         The Committee believes that the Company's executives are focused on the attainment of a sustained high rate of growth and profitability for the benefit of the Company and its stockholders, and that the Company's compensation program, with its emphasis on performance-based and long-term incentive compensation, serves to reinforce this focus.

By the Compensation Committee

Stanley Goldberg, Chairman
Richard E. Jahnke
Douglas M. Pihl

                                PERFORMANCE GRAPH

         The Company's Common Stock has been quoted on The Nasdaq SmallCap Market since September 4, 1994. The following graph shows changes during the period from September 30, 1994 to September 30, 1999 in the value of $100 invested in: (1) the Company's Common Stock; (2) the Total Return Index for The Nasdaq Stock Market (U.S.) compiled by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, Chicago, Illinois; and (3) the CRSP Total Return Index for Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.


---------------------------------------- ------------ ----------- ------------ ------------ ----------- ------------
                                         09/30/94     09/30/95    09/30/96     09/30/97     09/30/98    09/30/99
---------------------------------------- ------------ ----------- ------------ ------------ ----------- ------------
Destron Fearing Corporation              $100.00      $254.54     $193.94      $106.06      $60.61      $107.57
---------------------------------------- ------------ ----------- ------------ ------------ ----------- ------------
CRSP Index for Nasdaq Stock Market       $100.00      $138.07     $163.84      $224.97      $228.77     $371.62
(U.S.)
---------------------------------------- ------------ ----------- ------------ ------------ ----------- ------------
CRSP Index for Nasdaq Non-Financial      $100.00      $139.32     $162.64      $218.31      $219.53     $372.31
Stocks
---------------------------------------- ------------ ----------- ------------ ------------ ----------- ------------


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of December 31, 1999 regarding the beneficial ownership of shares of Common Stock of the Company by (i) each person (including any "group") who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each Named Executive Officer, (iii) each Director of the Company, and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock described below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


                                                           NUMBER OF SHARES                      PERCENT OF
NAME OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED                OUTSTANDING SHARES(1)
------------------------                                  ------------------                ---------------------
DIRECTORS AND EXECUTIVE OFFICERS:

    Randolph K. Geissler...........................            681,880(2)                         4.98%

    James P. Santelli..............................             13,710(3)                           *

    Thomas J. Patin................................            182,500(4)                         1.35%

    William J. Battista ...........................             87,500(5)                           *

    Ezequiel Mejia.................................             85,000(6)                           *

    Robert C. Calgren..............................             53,000(6)                           *

    Kenneth D. Larson..............................             72,500(7)                           *

    Stanley Goldberg...............................             35,000(6)                           *

    John R. Beattie................................             87,200(8)                            *

    David A. Henderson.............................             45,000(6)                           *

    Gary S. Kohler.................................             62,500(9)                           *

    Douglas M. Pihl................................             35,000(6)                           *

    Richard E. Jahnke..............................             35,000(6)                           *

    All executive officers and Directors as
    a group (13 persons)...........................          1,475,790(10)                       10.37%

CERTAIN OTHER BENEFICIAL OWNERS:

    The Destron Fearing Shareholder Group..........          1,144,950(11)                        8.49%
    (a group consisting of 12 individual stockholders)
    1800 Fifth Street Towers
    150 South Fifth Street
    Minneapolis, Minnesota  55402


---------------------

* Less than 1%.

(1) Based on 13,489,797 shares outstanding as of December 31, 1999, which does not include 2,132,500 shares of Common Stock issuable upon exercise of stock options and warrants vested at December 31, 1999. However, as indicated, each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by each beneficial owner within 60 days upon the exercise of stock options and warrants.

(2) Includes 195,000 shares issuable upon exercise of options held by Mr. Geissler that were exercisable as of December 31, 1999 or that will become exercisable within 60 days of that date.

(3) Consists of 13,710 shares issuable upon exercise of options held by Mr. Santelli that were exercisable as of December 31, 1999 or that will become exercisable within 60 days of that date.

(4) Includes 150,000 shares owned by Mr. Patin and his spouse in their IRAs. Also includes 32,500 shares issuable upon exercise of options held by Mr. Patin that were exercisable as of December 31, 1999 or that will become exercisable within 60 days of that date.

(5) Consists of 87,500 shares issuable upon exercise of options held by Mr. Battista that were exercisable as of December 31, 1999 or that will become exercisable within 60 days of that date.

(6) Consists of shares issuable upon exercise of options that were exercisable as of December 31, 1999 or that will become exercisable within 60 days of that date.

(7) Includes 57,500 shares issuable upon exercise of options held by Mr. Larson that were exercisable as of December 31, 1999 or that will become exercisable within 60 days of that date.

(8) Includes 51,800 shares held in Mr. Beattie's 401(k) account. Also includes 32,500 shares issuable upon exercise of options held by Mr. Beattie that were exercisable as of December 31, 1999 or that will become exercisable within 60 days of that date. Mr. Beattie is also a member of a group of 12 individuals which has filed a Schedule 13D reporting the ownership of 1,144,950 shares of the Company's Common Stock, including the shares beneficially owned by Mr. Beattie. See footnote 11 below.

(9) Includes 32,500 shares issuable upon exercise of options held by Mr. Kohler that were exercisable as of December 31, 1999 or that will become exercisable within 60 days of that date.

(10) Includes 739,210 shares issuable upon exercise of options held by all executive officers and directors as a group that were exercisable as of December 31, 1999 or that will become exercisable within 60 days of December 31, 1999.

(11) Information as to The Destron Fearing Shareholder Group (the "Group") is based upon a Schedule 13D filed by the Group with the Securities and Exchange Commission (the "SEC") on April 16, 1998, as amended by Amendment No. 1 to such Schedule 13D filed with the SEC on May 13, 1998.

                       SECTION 16 (a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         As required by rules adopted by the SEC under Section 16 of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file with the SEC an Initial Report of Beneficial Ownership on Form 3 within a certain period after becoming an executive officer or director stating the number of shares of Common Stock owned, a Report of Change in Beneficial Ownership on Form 4 to report certain transactions in the Company's Common Stock, and an Annual Statement of Beneficial Ownership of Securities on Form 5 to report other transactions in securities of the Company that are not required to be reported on a Form 4. Based upon the Company's review of such Forms furnished to it by the directors and executive officers required to file such Forms, the Company believes that all of these filing requirements have been satisfied, except as hereinafter reported. On August 30, 1999, Founding Partners II Limited Partnership ("Founding Partners"), an affiliate of David A. Henderson, exercised warrants and acquired 13,766 shares of Common Stock. A Form 4 reporting the exercise of the warrants was due to be filed with the Securities and Exchange Commission ("SEC") on September 10, 1999. Founding Partners sold the shares in October 1999. A Form 4 reporting the sale was due to be filed with the SEC on November 10, 1999. Founding Partners filed both of the Form 4s on November 12, 1999.


                                   PROPOSAL 2
              APPROVAL OF AMENDMENTS TO DIRECTOR STOCK OPTION PLAN

     On July 31, 1992, the Company's shareholders approved the Company's Nonemployee Director Stock Option Plan (the "Director Plan"). On August 2, 1994, the Company's shareholders amended the Director Plan. (The Director Plan, as so amended, shall be referred to herein as the "Director Plan.") The Director Plan authorizes the grant of options to purchase an aggregate of 300,000 shares of the Company's Common Stock to Directors of the Company who are not employees of the Company ("Nonemployee Directors"). The purpose of the Director Plan is to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors. During the twelve months ended September 30, 1999, options to purchase 20,000 shares were granted under the Director Plan. As of September 30, 1999, there were options to purchase 170,000 shares outstanding under the Director Plan at a weighted average exercise price of $1.72 per share.

     The following discussion of the principal features and effects of the Director Plan is qualified in its entirety by reference to the text of the Director Plan.

ADMINISTRATION

     Subject to the provisions of the Director Plan, the Director Plan is administered by the Board of Directors, which determines the terms of the options granted under and interprets the Director Plan.

SHARES SUBJECT TO DIRECTOR PLAN

     The Director Plan provides that the total number of shares of the Company's Common Stock that may be purchased pursuant to the exercise of options shall not exceed 300,000 shares, subject to increase as provided in the Director Plan. The shares issued upon the exercise of options are currently authorized but unissued shares of Common Stock or shares acquired by the Company and held as treasury stock.

ELIGIBILITY

     Under the Director Plan, all Nonemployee Directors automatically receive options to purchase a certain number of shares of the Company's Common Stock upon election or appointment to the Board of Directors. Thereafter, Nonemployee Directors receive options to purchase additional shares of Common Stock effective as of the date such Nonemployee Director is reelected to the Board.

TERMS OF OPTIONS

     Subject to the terms of the Director Plan, each option issued may contain terms and provisions different from other options granted under the Director Plan to the same optionee or other optionees. The Director Plan provides that upon election or appointment to the Company's Board of Directors, each Nonemployee Director is automatically granted an option to purchase 15,000 shares of the Company's Common Stock. After initial election or appointment to the Board of Directors, the Director Plan now provides that each Nonemployee Director automatically receives an option to purchase an additional 2,500 shares upon each reelection to the Board of Directors. One of the proposed amendments to the Director Plan would increase this amount to 5,000 shares for Nonemployee Directors who do not hold the title of Chairman. The proposed amendments also include a provision that would automatically grant to the Chairman of the Company an option to acquire 10,000 shares upon the Chairman's annual reelection to the Board. See "Proposal 2: Approval of Amendments to Director Stock Option Plan - Proposed Amendments."

     The Director Plan provides that the exercise price is equal to the "fair market value" of the Common Stock at the time the option is automatically granted. Each option becomes exercisable during the term fixed by the Board of Directors, with such term ending no later than five years of the date of grant of the option. Upon exercise of any option, payment for shares as to which the option is exercised may be made in cash, in shares of the Company's Common Stock having an aggregate fair market value on the date of exercise which is not less than the exercise price of the option, by delivery of a promissory note, or by any combination of cash, such shares, and a promissory note, as the Board of Directors may determine.

TRANSFERABILITY OF OPTIONS

     All options granted under the Director Plan are non-transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Title I of the Employee Retirement Income Security Act ("ERISA") of the Internal Revenue Code of 1986, as amended ("Code"), or the rules thereunder. If, pursuant to the agreement evidencing any option, such option remains exercisable after the optionee's death, it may be exercised to the extent permitted by such agreement by the personal representative of the optionee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined by the optionee's will or under the laws of descent and distribution. The Board may provide that shares of the Company's Common Stock issuable upon the exercise of a stock option shall, under certain circumstances, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares.

CHANGES IN CAPITAL STRUCTURE

     If any changes are made to the shares of the Company's Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made by the Board in the number of shares of Common Stock theretofore made subject to options granted under the Director Plan, in the purchase price of said shares, and in the aggregate number of shares which may be made subject to options.

MERGER OR LIQUIDATION

     If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all options outstanding under the Director Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, will become exercisable in full unless the Board has prescribed other terms and conditions to the exercise of such options or otherwise has modified the options.

TERMINATION OF DIRECTOR STATUS BEFORE EXERCISE

     The Director Plan now provides that if the term of a Nonemployee Director terminates for any reason other than such individual's disability, any option then held by such optionee under the Director Plan, to the extent then exercisable, will remain exercisable after the termination of the Nonemployee Director's status as a Director for a period of three months (but in no event beyond five years from the date of grant of the option). The Director Plan also now provides that the Director status of the Nonemployee Director is terminated because the optionee is disabled within the meaning of
Section 22(e)(3) of the Code, any option then held by the optionee under the Director Plan, to the extent then exercisable, will remain exercisable after the termination of his status as a Director for a period of 12 months (but again in no event beyond five years from the date of grant of the option). One of the proposed amendments would change this provision so that options granted after the amendment is approved will terminate five years after the date of grant even though a Board member leaves the Board for any reason prior to that time.

AMENDMENT

     The Board of Directors may from time to time alter, amend, suspend or discontinue the Director Plan, including, where applicable, making any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto. However, no such action may adversely affect the rights and obligations with respect to options at any time outstanding under the Director Plan. In addition, no such action may, without the approval of the stockholders of the Company, (i) materially increase the maximum number of shares of Common Stock that may be made subject to options granted under the Director Plan (unless necessary to effect the adjustments described in "Proposal 2: Approval of Amendment to Director Stock Option Plan - Changes in Capital Structure");
(ii) materially increase the benefits accruing to optionees under the Director Plan; or (iii) materially modify the requirements as to eligibility for participation in the Director Plan. In addition, the provisions of the Director Plan which set forth the number of shares of Common Stock for which options may be granted under the Director Plan, the timing of grants of stock options, and the stock option exercise price may not be amended more than once every six months other than to conform with changes in the Code, ERISA, or the rules thereunder.

FEDERAL INCOME TAX CONSEQUENCES

     The following description is a general summary of the current federal income tax provisions relating to the grant and exercise of options under the Director Plan. The provisions summarized below are subject to changes in federal tax law and regulations, and the effects of such provisions may vary with individual circumstances.

     All options granted under the Director Plan are not incentive stock options, as the term "Incentive stock option" is defined in Section 422 of the Code. Generally, upon the grant of a non-incentive stock option

("NISO") for which the exercise price is the fair market value of the Common Stock on the date of grant, neither the Company nor the optionee will experience any tax consequences. Upon exercise of an NISO granted under the Director Plan, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price paid by the optionee with respect to such shares. The amount recognized as ordinary income by the optionee will increase the optionee's basis in the stock acquired pursuant to the exercise of the NISO. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the NISO. Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term gain or loss depending upon the holding period for the stock and upon the stock's subsequent appreciation or depreciation in value.

PROPOSED AMENDMENTS

     In summary, the Board of Directors is proposing that the Director Plan be amended as follows:

     - Upon the reelection to the Board of a Nonemployee Director who is not the Company's Chairman, the Nonemployee Director automatically will be granted options to purchase 5,000 shares of Common Stock (subject to certain adjustments) effective as of the date such person is reelected to the Board. The Director Plan now provides that such a Nonemployee Director receives options to purchase 2,500 shares upon reelection to the Board.

     - Upon the reelection to the Board of a Nonemployee Director who is Chairman of the Company, the Chairman/Nonemployee Director of the Company automatically will be granted options to purchase 10,000 shares of Common Stock (subject to certain adjustments) effective as of the date such person is reelected to the Board. The Director Plan now makes no distinction between options granted upon reelection to a Nonemployee Director who is Chairman and a Nonemployee Director who is not Chairman.

     - Options granted under the Director Plan after the shareholders approve the proposed amendments to the Director Plan will terminate five years after the option is granted even though a Board member may leave the Board prior to that time.

SHAREHOLDER APPROVAL

     The affirmative vote of a majority of the shares of Common Stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to approve the proposed amendment to the Director Plan. If the shareholders to not approve all of the amendments to the Director Plan, they will not be adopted.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND THE DIRECTOR PLAN AS SET FORTH IN PROPOSAL 2.


                                   PROPOSAL 3
                APPROVAL OF OPTIONS GRANTED ON DECEMBER 10, 1999


         On December 10, 1999, the Board of Directors granted to each of Thomas J. Patin, Stanley Goldberg, John R. Beattie, David A. Henderson,
Gary S. Kohler, Douglas M. Pihl and Richard E. Jahnke five-year options to acquire 15,000 shares of Common Stock. These directors were then the Nonemployee Directors of the Company who did not hold the title of Chairman. Also on that date, the Company granted to Mr. Kenneth D. Larson, as a Nonemployee Director who is Chairman of the Company, a five-year option to acquire 30,000 shares of Common Stock. The exercise price of all of these options granted on December 10, 1999 was $2.31 per share, which was the closing sale price of the Common Stock on December 10, 1999 as reported on The Nasdaq SmallCap Market. On January 10, 2000, the closing sale price of the Company's Common Stock as reported on The Nasdaq SmallCap Market was $2.625. These options were granted in recognition of the record financial results achieved by the Company in fiscal 1999.

         These options were not granted under the Director Plan but have the same terms as options granted under the Director Plan, with one exception. The options granted on December 10, 1999 terminate on December 10, 2004 even though a Board member may leave the Board prior to that date. See "Proposal 2: Approval of Amendments to Director Stock Option Plan - Termination of Director Status Before Exercise."

         The following table sets forth the amounts that will be received by each named group pursuant to the stock options granted to the Nonemployee Directors on December 10, 1999:


NAME AND POSITION                                    DOLLAR VALUE ($)(1)                NUMBER OF UNITS(2)
-----------------                                    -------------------                ------------------
Randolph K. Geissler, President                               $0                                 0
  and Chief Executive Officer

William J. Battista, Vice                                     $0                                 0
  President - Fearing Division

All executive officers as a group                             $0                                 0
  (five persons)

All Nonemployee Directors                                     $0                              135,000
  as a group (eight persons)(3)

All non-executive officer employees                           $0                                 0
  as a group


---------------------------

(1) The exercise price of the options was equal to the closing sale price of the Company's Common Stock on December 10, 1999 and thus the options had little or no value on the date of grant. The value of the options (if any) will vary based on the market value of the Common Stock.

(2)      Consists of the number of shares underlying the options.

(3) Consists of the persons who were Nonemployee Directors when the options were granted.


SHAREHOLDER APPROVAL

         The rules of The Nasdaq Stock Market require that the grant of the options on December 10, 1999 be submitted to the Company's shareholders for approval. The affirmative vote of a majority of the shares of Common Stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to approve the grants of these options. If the shareholders do not approve of the option grants, the grants will not be effective.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE DECEMBER 10, 1999 GRANTS OF THE OPTIONS TO THE DIRECTORS AS SET FORTH IN PROPOSAL 3.

                                   PROPOSAL 4
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 2000, subject to the ratification of the holders of the Company's Common Stock. If the holders of the Common Stock do not ratify the selection of Arthur Andersen LLP, other independent accountants will be considered and selected by the Board of Directors. All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants, unless other instructions are indicated thereon. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

         Arthur Andersen LLP has served as the Company's independent auditors since the fiscal year ended February 28, 1993.

         All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent auditors, unless other instructions are indicated thereon.

STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the shares of Common Stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending September 30, 2000.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS AS SET FORTH IN PROPOSAL 4.


                            PROPOSALS OF STOCKHOLDERS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, any stockholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for the 2001 Annual Meeting of Stockholders must set forth such proposal in writing and file it with the Secretary of the Company no later than September 20, 2000. If such stockholder fails to notify the Company of a proposal before September 20, 2000, such notice will be considered untimely and management proxies may use their discretionary voting authority with respect to any such proposal.

                                 OTHER BUSINESS

         At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

                              FINANCIAL INFORMATION

         The Company's Report to Shareholders for fiscal 1999 and the Company's balance sheets as of September 30, 1998 and 1999 and related statements of income, changes in stockholders' equity and cash flows for the periods ended September 30, 1997, 1998 and 1999, accompanies these materials. IN ADDITION, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED HEREBY, UPON WRITTEN REQUEST OF SUCH STOCKHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1999. REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER, DESTRON FEARING CORPORATION, 490 VILLAUME AVENUE, SOUTH ST. PAUL, MINNESOTA 55075.


Dated:  January 18, 2000.                    BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ James P. Santelli

                                             James P. Santelli, SECRETARY

                                                    DESTRON FEARING CORPORATION

                                                  ANNUAL MEETING OF STOCKHOLDERS

                                                    THURSDAY, FEBRUARY 17, 2000



     DESTRON FEARING CORPORATION
                                                                           PROXY
________________________________________________________________________________

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON FEBRUARY 17, 2000.

The undersigned, revoking all prior proxies, hereby appoints Randolph K. Geissler and James P. Santelli, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Destron Fearing Corporation (the "Company") of record in the name of the undersigned at the close of business on January 10, 2000, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, February 17, 2000, or at any adjournment thereof, upon the following matters:



                        (CONTINUED ON REVERSE SIDE)

PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                          - Please detach here -



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1.  Electing the following directors:
    01 Randolph K. Geissler     02 David A. Henderson
    03 Kenneth D. Larson        04 Richard E. Jahnke
    05 Stanley Goldberg         06 Douglas M. Pihl
    07 John R. Beattie          08 Gary S. Kohler
    09 Thomas J. Patin

/ / Vote FOR all nominees (except as marked)

/ / Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEES(S)       /             /
IN THE BOX PROVIDED TO THE RIGHT.)
________________________________________________________________________________

2.  Amending the Company's 1992 Nonemployee   / / For  / / Against  / / Abstain
    Director Stock Option Plan.

3.  Approving the grant of common stock       / / For  / / Against  / / Abstain
    purchase options on December 10, 1999
    to the nonemployee members of the
    Company's Board of Directors.

4.  Ratifying the appointment of Arthur       / / For  / / Against  / / Abstain
    Andersen LLP as independent auditors
    for the fiscal year ending September
    30, 2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

Address Change? Mark Box / /
Indicate changes below:
                                                   Dated: ______________, 2000

                                                 _______________________________


                                                 _______________________________
                                                 Signature(s)

                                                 PLEASE SIGN YOUR NAME EXACTLY
                                                 AS IT APPEARS BELOW. IN THE
                                                 CASE OF SHARES OWNED IN JOINT
                                                 TENANCY OR AS TENANTS IN
                                                 COMMON, ALL SHOULD SIGN.
                                                 FIDUCIARIES SHOULD INDICATE
                                                 THEIR TITLE AND AUTHORITY.

                           DESTRON FEARING CORPORATION
                                OPTION AGREEMENT
                          (NON-STATUTORY STOCK OPTION)


THIS AGREEMENT is made and entered into as of the 10th day of December, 1999 by and between Destron Fearing Corporation (the "Company") and ________________ (the "Optionee") (together, the "Parties").

                                 R E C I T A L S

WHEREAS, the Board of Directors of the Company has granted to the Optionee, as a non-employee Director of the Company, an option under the terms and conditions set forth herein; and

WHEREAS, the Optionee is desirous of obtaining the option on the terms and conditions set forth herein.

IT IS THEREFORE agreed by and between the Parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

1. The Company hereby confirms and acknowledges that it has granted to the Optionee, on December 10, 1999, an option (the "Option") to purchase _______________ (________) shares of the Company's $0.01 per share par value common stock ("Common Stock") upon the terms and conditions herein set forth. The Option is granted as a matter of separate agreement, and not in lieu of any salary or other regular or special compensation for services.

2. The purchase price of the shares which may be purchased pursuant to the Option is $2.31 per share (the "Exercise Price").

3. The Option shall continue for five (5) years after the date of grant set forth in Paragraph 1, and shall automatically expire at midnight on the fifth anniversary of such date.

4. The Option may be exercised by the Optionee to purchase the total number of shares specified in Paragraph 1 as follows:

         (i) One hundred percent (100%) of the total number of shares shall become exercisable on the date of grant.

5. If the Optionee's term as a director of the Company shall terminate for any reason, such termination shall not affect this Option Agreement.

6. If any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock subject to this Option and (ii) the Exercise Price. If either of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

7. The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise.

8. The Company will, upon receipt of said notice and payment, issue or cause to be issued to the Optionee (or to his personal representative or other person entitled thereto) a stock certificate for the number of shares purchased thereby. The Optionee may designate a member of the Optionee's immediate family as a co-owner of the said shares.

9. The Company may, in its discretion, file and maintain effective with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering the sale of the optioned shares to Optionee upon exercise of the Option. If, at the time of exercise, the Company does not have an effective Registration Statement on file covering the sale of the optioned shares, the Optionee represents and agrees that: (i) the Option shall not be exercisable unless the purchase of optioned shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Act, or unless in the opinion of counsel for the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, he will acquire the optioned shares for his own account for investment and not with any intent or view to any distribution, resale or other disposition of the optioned shares; and (iii) he will not sell or transfer the optioned shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the optioned shares shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

10. If the Company or its shareholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, any unexercised portion of the Option as of the day before the consummation of such sale, liquidation, merger or reorganization shall for all purposes under this Agreement become exercisable in full as of such date even though the anniversary dates, as provided in Paragraph 4, have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Option, or otherwise modified the Option.

11. In consideration of the granting by the Company of the Option, the Optionee hereby affirms that he has a present intention to remain in the service of the Company for the period that this Option continues. This affirmation, however, shall not interfere in any way with the right of the stockholders of the Company to remove the Optionee from the Board of Directors at any time pursuant to applicable law and the Company's
Certificate of Incorporation and Bylaws.

12. The Optionee shall have no rights as a shareholder with respect to the shares of Common Stock which may be purchased pursuant to the Option until such shares are issued to the Optionee. Except as provided in Section 6 of this Option Agreement, no adjustment shall be made in the number of shares of Common Stock issued to the Optionee, or in any other rights of the Optionee upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Option.

13. The Board of Directors, in its sole discretion, may permit the Optionee to surrender to the Company shares of Common Stock previously acquired by the Optionee as part or full payment for the exercise of the Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise. As used herein, the term "Fair Market Value" shall mean as follows:
(i) if the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board of Directors after such consultation with outside legal, accounting and other experts as the Board may deem advisable, and the Board shall maintain a written record of its method of determining such value; and (ii) if the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any day shall be the officially quoted closing price on The Nasdaq Stock Market or the national stock exchange on the date in question. In addition to or in lieu of the foregoing, the Board of Directors, in its sole discretion, may permit the Optionee to deliver to the Company the Optionee's promissory note as full or partial payment for the exercise of the Option, subject to such terms and conditions as the Board of Directors shall determine.

14. Nothing in this Agreement shall interfere in any way with the right of the stockholders of the Company to remove the Optionee from the Board pursuant to Delaware law and the Company's Certificate of Incorporation and Bylaws.

15. This Option is not assignable or transferable by the Optionee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. In the event of the Optionee's death, the Option may be exercised by the personal representative of the Optionee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Optionee's will or under the applicable laws of descent and distribution.

16. This Option may be amended only by an agreement signed on behalf of the Company and by the Optionee.

17. THIS AGREEMENT IS ENTERED INTO AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

18. If: (a) the Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"); (b) the Optionee is an officer or director of the Company or a person who is directly or indirectly the beneficial owner of more than ten percent (10%) of the Company's Common Stock; and (c) the Option or a portion thereof is exercisable within six (6) months after the date on which it was granted, the Optionee acknowledges that he understands that any sale or other disposition of the Common Stock issued upon the full or partial exercise of the Option occurring within six months after the date on which the Option was granted may subject the Optionee to liability pursuant to Section 16(b) of the 1934 Act.

IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above mentioned.


                                     DESTRON FEARING CORPORATION


                                     By:
                                        -----------------------------------
                                        Randolph K. Geissler
                                        Chief Executive Officer/President


                                     OPTIONEE:

                                     --------------------------------------
                                     Signature

                                     --------------------------------------
                                     Name Typed or Printed

                                DESTRON/IDI, INC.

                     NONEMPLOYER DIRECTOR STOCK OPTION PLAN


I.                PURPOSE

                  The Destron Fearing Corporation Nonemployee Director Stock Option Plan (the "Plan") provides for the grant of Stock Options to Nonemployee Directors of Destron Fearing Corporation (the "Company") in order to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors.

II.               NON-INCENTIVE STOCK OPTIONS

                  The Stock Options granted under the Plan shall be nonstatutory stock options ("NSOs") which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

III.              ADMINISTRATION

                  3.1. COMMITTEE. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of two or more directors (the "Committee"). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee.

                  3.2. ACTIONS OF COMMITTEE. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

IV.               DEFINITIONS

                  4.1. "STOCK OPTION." A Stock Option is the right granted under the Plan to a Nonemployee Director to purchase, at such time or times and at such price or prices ("Option

Price") as are determined pursuant to the Plan, the number of shares of Common Stock determined pursuant to the Plan.

                  4.2. "COMMON STOCK." A share of Common Stock means a share of authorized but unissued or reacquired Common Stock (no par value) of the Company.

                  4.3. "FAIR MARKET VALUE." If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

                  4.4. "NONEMPLOYEE DIRECTOR." A Nonemployee Director is a director of the Company who is not also an employee of the Company.

                  4.5. "PARTICIPANT." A Participant is a Nonemployee Director to whom a Stock Option is granted.

V.                OPTION GRANTS

                  5.1. NUMBER OF SHARES. Upon adoption of the Plan by the Company's shareholders and upon reelection to the Board of Directors by the Company's shareholders, the Nonemployee Directors shall be granted stock options to purchase 2,500 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof). Upon the initial election or appointment of a Nonemployee Director to the Company's Board of Directors, the Nonemployee Director shall be granted Stock Options to purchase 15,000 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof) effective as of the date such person is elected or appointed to the Board of Directors. Thereafter, the Nonemployee Director shall be granted Stock Options to purchase 2,500 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof) effective as of the date on which such person is reelected to the Board of Directors by the Company's shareholders.

                  5.2. PRICE. The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date on which the Nonemployee Director receiving the Stock Option is elected, appointed or reelected to the Board of Directors, as the case may be.

                  5.3. OTHER TERMS. Except for the limitations set forth in Sections 5.1 and 5.2, the terms and provisions of Stock Options shall be as determined from time to time by the Committee, and each Stock Option issued may contain terms and provisions different from other

Stock Options granted to the same or other Stock Option recipients. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

IV.               SHARES OF COMMON STOCK SUBJECT TO THE PLAN

                  6.1. MAXIMUM NUMBER. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 300,000 authorized but unissued shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

                  6.2. CAPITAL CHANGES. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII.              EXERCISE OF STOCK OPTIONS

                  7.1. TIME OF EXERCISE. Subject to the provisions of the Plan, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than five years after the date on which it was granted. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

                  7.2. EXCHANGE OF OUTSTANDING STOCK. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

                  7.3. USE OF PROMISSORY NOTE. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option.

                  7.4. STOCK RESTRICTION AGREEMENT. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term as a director of the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

                  7.5. TERMINATION OF DIRECTOR STATUS BEFORE EXERCISE. If a Participant's term as a director of the Company shall terminate for any reason other than the Participant's disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond five years from the date of grant of the Stock Option). If the Participant's director status is terminated because the Participant is disabled within the meaning of
Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but in no event beyond five years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

                  7.6. DISPOSITION OF FORFEITED STOCK OPTIONS. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be subject to Stock Options granted to other Participants.

VIII.             NO EFFECT UPON STOCKHOLDER RIGHTS

                  Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to Canadian law and the Company's Certificate of Incorporation and Bylaws.

IX.               NO RIGHTS AS A STOCKHOLDER

                  A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

X.                ASSIGNABILITY

                  No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. In the event of the Participant's death, the Stock Option may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

XI.               MERGER OR LIQUIDATION OF THE COMPANY

                  If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section 7.1 have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Stock Options, or otherwise modified the Stock Options.

XII.              AMENDMENT

                  The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) materially increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing, the provisions of Article V of the Plan which set forth the number of shares of Common Stock for which Stock Options shall be granted, the timing of Stock Option grants and the Stock Option exercise price shall not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA, or the rules thereunder.

XIII.             REGISTRATION OF OPTIONED SHARES

                  The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities law.

XIV.              BROKERAGE ARRANGEMENTS

                  The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.

XV.               NONEXCLUSIVITY OF THE PLAN

                  Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Nonemployee Directors, which the Company now has lawfully put into effect.

XVI.              EFFECTIVE DATE

                  This Plan was adopted by the Board of Directors and became effective on May 21, 1992 and was approved by the Company's shareholders on July 31, 1992.